EXHIBIT 10.1

FIRST AMENDMENT TO Intercreditor AGREEMENT

This FIRST AMENDMENT TO INTERCREDITOR AGREEMENT (this “Amendment”) is entered into as of April 22, 2022 by and between _______________, residing at ________________________ (together with his successors and permitted assigns, “_____”), solely in his capacity as Servicing Lender (as defined below), ___________________, ________________, whose address is ________________ (together with its successors and permitted assigns, the “_____________,”), ______________, a ________________, whose address is ___________________, together with its successors and permitted assigns, the “____,” collectively with __________________, the “Lenders,” and each individually a “Lender”), and ASPEN GROUP, INC., a Delaware corporation having its principal place of business at 276 Fifth Avenue, Suite 505, New York, New York 10001 (together with its successors and permitted assigns, the “Company,” collectively with each of the Lenders, the “Parties,” and each individually a “Party”).

Recitals

Reference is hereby made to (i) that certain Amended and Restated Revolving Promissory Note and Security Agreement in favor of the ______________, dated as of November 5, 2018, and amended and restated as of March 5, 2019; (ii) that certain Convertible Promissory Note and Security Agreement in the principal face amount of five million U.S. dollars (US$5,000,000) issued by the Company to the ________________, dated as of March 14, 2022; (iii) that certain Convertible Promissory Note and Security Agreement in the principal face amount of five million U.S. dollars (US$5,000,000) issued by the Company to _________, dated as of March 14, 2022; (iv) that certain Revolving Promissory Note and Security Agreement in the principal face amount of ten million U.S. dollars (US$10,000,000) issued by the Company to _________________, dated as of March 14, 2022; and (v) that certain Revolving Promissory Note and Security Agreement in the principal face amount of ten million U.S. dollars (US$10,000,000) issued by the Company to _________, dated as of March 14, 2022.

The Parties have entered into that certain intercreditor agreement, dated as of March 14, 2022 (the “Intercreditor Agreement”).

The Company has requested that the Lenders amend certain provisions of the Intercreditor Agreement as more fully set forth herein, and the Lenders have agreed to so amend the Intercreditor Agreement, in each case, subject to the conditions hereof.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Intercreditor Agreement.

Amendment to Intercreditor Agreement. The following new Section 17 is hereby added to the Intercreditor Agreement:

17.        The Company and each of the Lenders agree that, at all times prior to the delivery of the Termination Certificate (as defined below), but for funding as directed by the Surety as described more fully below, (i) the Company shall not be permitted to make any draw request or borrow any funds under the Notes and (ii) the Lenders shall not be required to fund any loan or advance any funds under the Notes. Upon that certain surety bond, as required by A. R. S. Title 32, Chapter 30, between the State of Arizona, Aspen University, Inc., as Principal, and Endurance Assurance Corporation, as surety (“Surety”), in the initial amount of $18,287,110, (the “Surety Bond”) ceasing to be outstanding, the Company shall deliver to the Lenders a certificate (such certificate, the “Termination Certificate”) executed by the Chief Executive Officer of the Company, in form and substance satisfactory to each of the Lenders, certifying that the Surety Bond is no longer outstanding and that there are no further obligations in respect of the Surety Bond owing by the Company to Surety. The Company hereby agrees that the Lenders shall be entitled to conclusively rely on the Termination Certificate and shall have no liability for (i) any failure to honor a draw request under any Note prior to receipt of a Termination Certificate or (ii) the funding of any draw request under any Note following the receipt of a Termination Certificate. Prior to issuance of the Termination Certificate and during the time the Surety Bond is in effect, the Surety, through written demand, can cause the Company to draw on funds for the express purposes of resolving claims filed under the Surety Bond and enforcing the Surety’s rights, including deposit of Collateral in accordance with Section 5. Collateral Security, under that certain General Agreement of Indemnity entered into by the Company and Surety effective April 22, 2022.

Limitation of Amendments. The amendments set forth in Section 2 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Note, the Intercreditor Agreement or any other instrument, agreement or document executed or entered into in connection therewith, or (b) otherwise prejudice any right or remedy which any Lender may now have or may have in the future under or in connection with any Note, the Intercreditor Agreement or any other instrument, agreement or document executed or entered into in connection therewith.

Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

Effectiveness. This Amendment shall become effective as of the date first written above only upon satisfaction in full in the discretion of the Lenders of each of the following conditions (the “Amendment Effective Date”):

the Lenders shall have received a copy of this Amendment duly executed and delivered by the Company and each other party hereto;

the Company shall have paid all outstanding costs and expenses owed to the Lenders, including, without limitation, all reasonable fees, charges and disbursements of counsel for the Lenders; and

the Lenders shall have received all other documents, opinions or materials requested by Lenders, in each case, in form and substance reasonably acceptable to Lenders.

Ratification, etc. Except as expressly amended or otherwise modified hereby, the Notes, the Intercreditor Agreement and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Company, each of its subsidiaries and each grantor party hereto hereby ratify and reaffirm the validity and enforceability of all of the security interests heretofore granted and pledged Note Documents to which it is a party to Lenders, as collateral security for the Loan Obligations, and acknowledge that all of such security interests, granted, pledged or otherwise created as security for the Loan Obligations continue to be and remain collateral security for the Loan Obligations from and after the Amendment Effective Date.

Reference to and Effect on the Intercreditor Agreement.

Upon the effectiveness of this Amendment, (A) each reference in the Intercreditor Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Intercreditor Agreement as amended or otherwise modified hereby and (B) each reference in any other document, instrument or agreement executed and/or delivered in connection with the Notes or the Intercreditor Agreement shall mean and be a reference to the Intercreditor Agreement as amended or otherwise modified hereby.

Except as specifically amended or otherwise modified above, the terms and conditions of the Notes, the Intercreditor Agreement and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender under the Notes or the Intercreditor Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.

Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York applicable to contracts made between residents of that state, entered into and to be wholly performed within that state, notwithstanding the Parties’ actual states of residence or legal domicile if outside that state and without reference to any conflict of laws or similar rules that might otherwise mandate or permit the application of the laws of any other jurisdiction. Any action, suit or proceeding relating to this Amendment shall be brought exclusively in the courts of New York State sitting in the Borough of Manhattan, New York City, or in U.S. District Court for the Southern District of New York, and, for all purposes of any such action, suit or proceeding, each of the Parties hereby irrevocably (a) submits to the exclusive jurisdiction of such courts, (b) waives any objection to such choice of venue based on forum non conveniens or any other legal or equitable doctrine, and (c) waives trial by jury and, in the case of the Company, the right to interpose any set-off or counterclaim, of any nature or description whatsoever, in any such action, suit or proceeding.

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

__________________:

_________________, ______________

______________:

_____________________:

By:
Name:	___________________
Title:	___________________

_________________________:

_________________________________

By:
Name:	__________________
Title:	__________________

COMPANY:

ASPEN GROUP, INC.

By:
Name:	Michael Mathews
Title:	Chairman and Chief Executive Officer

ACKNOWLEDGED:

By:
Name:	Michael Mathews, in his individual capacity

CONSENT

The undersigned hereby consent to the terms and provisions of this Amendment and acknowledge, and agree to comply with, the terms and provisions thereof.

ASPEN UNIVERSITY, INC., a Delaware corporation

By:
Name:	Michael Mathews
Title:	Chief Executive Officer

UNITED STATES UNIVERSITY, INC., a Delaware corporation

By:
Name:	Michael Mathews
Title:	Chief Executive Officer